                                                                 Exhibit (a)(12)

                               OWNER OF COLLATERAL
[LETTERHEAD OF CHEMUNG        ------------------------------------
CANAL TRUST COMPANY]           Stuart Komer                           GUARANTY
                                                                      SECURITY
                                              ADDRESS                 AGREEMENT
                              ------------------------------------
                               850 Euclid Ave.
                               Elmira, NY 14901-1950

                               TELEPHONE NO.    IDENTIFICATION NO.
                              ------------------------------------
                               734-0102
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             BORROWER                           LOCATION OF COLLATERAL
--------------------------------------------------------------------------------
Thomas C. Wyckoff
Katherine B. Wyckoff

             ADDRESS
------------------------------------
111 Drive A Strathmont Park
Elmira, NY 14905

TELEPHONE NO.     IDENTIFICATION NO.
------------------------------------
735-4555
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      1. SECURITY INTEREST. For good and valuable consideration, Owner of
Collateral ("Owner") grants to lender identified above a continuing security interest in the Collateral described below to secure the obligations described in this Agreement.

      2. OBLIGATIONS. The Collateral shall secure the payment and performance of all present and future indebtedness, liabilities, obligations, and covenants of Owner to Lender (collectively "Obligations") pursuant to:

      a.    this Security Agreement;

      b. a continuing guaranty dated MAY 1, 1998 executed by Owner guaranteeing the obligations and liabilities of the Borrower described therein;

      c. |_| If checked, all other present or future evidences of indebtedness, agreements, instruments, guaranties or otherwise of Owner to Lender (whether executed for the same or different purposes than the foregoing); and

      d. all repeated amendments, extensions, renewals, modifications, replacements or substitutions to any of the foregoing.

      3. COLLATERAL. The Collateral shall consist of all of the following described property and Owner's rights, title and interest in such property whether now or hereafter existing or now owned or hereafter acquired by Owner and wheresoever located (collectively the "Collateral"):

|_| All accounts and contract rights including, but not limited to, the accounts and contract rights described on Schedule A attached hereto and incorporated herein by this reference;

|_| All chattel paper including, but not limited to, the chattel paper described on Schedule A attached hereto and incorporated herein by this reference;

|_| All documents including, but not limited to, the documents described on Schedule A attached hereto and incorporated herein by this reference;

|_| All equipment, including, but not limited to, the equipment described on Schedule A attached hereto and incorporated herein by this reference;

|_| All fixtures, including, but not limited to, the fixtures located or to be located on the real property described on Schedule B attached hereto and incorporated herein by this reference;

|_|   All farm products, including, but not limited to:

            All farm supplies including, but not limited to, __________________; All ______________________________________________ and other crops grown, growing, or to be grown in __________________________________
            _______________________________ county(ies) in the state of
            ___________________________ and elsewhere including but not limited to, the crops grown, growing or to be grown on the real property described on Schedule B attached hereto and incorporated herein by this reference;

            All ________________________________________ and other livestock and the born and unborn offspring thereof including, but not limited to, the livestock described on Schedule A attached hereto and incorporated herein by this reference; and

            All inventory, equipment and fixtures
            ____________________________________ and other products from the foregoing crops and livestock in their unmanufactured or manufactured states;

|_| All payments or consideration of any kind or nature, or the right to receive the same, which Owner may now or in the future receive or be entitled to receive by virtue of the enrollment or participation by Owner, by Owner's business, or any of Owner's real or personal property in any program of any federal, state, or local government or agency, including, without limitation, deficiency payments, payment-in-kind payments, Commodity Credit Corporation loan payments, government entitlements, and any other similar payments, rights or entitlements;

|_| All general intangibles including, but not limited to, the general intangibles described on Schedule A attached hereto and incorporated herein by this reference;

|_| All instruments including, but not limited to, the instruments described on Schedule A attached hereto and incorporated herein by this reference;

|_| All inventory including, but not limited to, the inventory described on Schedule A attached hereto and incorporated herein by this reference;

|_| All minerals or the like and accounts resulting from sales at the wellhead or minehead located on or related to the real property described on Schedule B attached hereto and incorporated by this reference;

|_| All standing timber which is to be cut and removed under a conveyance or contract located on the real property described on Schedule B attached hereto and incorporated herein by this reference;

|_|   Other;

      The property described on Schedule A,

All monies, instruments, and savings, checking or other deposit accounts that are now or in the future in Lender's custody or control (excluding IRA, Keogh, trust accounts, and deposit accounts subject to tax penalties if so assigned);

All monies or instruments pertaining to the Collateral described above;

All accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions to any of the above;

All proceeds and products of any of the above;

All policies of insurance pertaining to any of the above as well as any proceeds and unearned premiums pertaining to such policies; and

All books and records pertaining to any of the above.

      4. OWNER'S TAXPAYER IDENTIFICATION. Owner's social security or federal taxpayer identification number is: ###-##-####.

      5. RESIDENCY/LEGAL STATUS. Owner is an individual and a resident of the state of: New York. Owner is a: |_| Corporation |_| Partnership |_| Non-Profit Association duly organized, validly existing and in good standing under the laws of the state of: n/a.

      6. REPRESENTATIONS, WARRANTIES AND COVENANTS. Owner represents, warrants and covenants to Lender that:

      (a)   Owner is and shall remain the sole owner of the Collateral:

      (b) Neither Owner nor, to the best of Owner's knowledge, any other party has used, generated, released, discharged, stored, or disposed of any hazardous waste, toxic substance, or related material (cumulatively "Hazardous materials") or transported any Hazardous Materials across the property. Owner shall not commit or permit such actions to be taken in the future. The term "Hazardous Materials" shall mean any substance, material, or waste which is or becomes regulated by any governmental authority including, but not limited to, (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls;
            (iv) those substances, materials or wastes designated as a "hazardous substance" pursuant to Section 311 of the Clean Water
            Act or listed pursuant to Section 307 of the Clean Water Act or any amendments or replacements to these statutes; (v) those substances, materials or wastes defined as a "hazardous waste" pursuant to
            Section 1004 of the Resource Conservation and Recovery Act or any amendments or replacements to that statute; or (vi) those substances, materials or wastes defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensations and Liability Act, or any amendments or replacements to that statute;

      (c) Owner's chief executive office, chief place of business, office where its business records relating to the Collateral and the Collateral are located, or residence is the address identified above and have been such during the four (4) month period prior to the date hereof. Owner's other executive offices, places of business, locations of its business records, or domiciles are described on Schedule C attached hereto and incorporated herein by this reference. Owner shall immediately advise Lender in writing of any change in or addition to the foregoing address;

      (d) Owner shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without Lender's prior written consent;

      (e) Owner shall notify Lender of the nature of any intended change of Owner's name, or the use of any tradename, and the effective date of such change;

      (f) the Collateral is and shall at all times remain free of all tax and other liens, security interests, encumbrances and claims of any kind except for those belonging to Lender and those described on Schedule D attached thereto and incorporated herein by this reference. Without waiving the event of default as a result thereof, Owner shall take any action and execute any document need to discharge the foregoing liens, security interest, encumbrances and claims;

      (g) Owner shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein;

      (h) All of the goods, fixtures, minerals or the like, and standing timber constituting the Collateral is and shall be located at Owner's executive offices.

      (i) Owner shall provide Lender with possession of all chattel paper and instruments constituting the Collateral, and Owner shall promptly mark all chattel paper, instruments, and documents, constituting the Collateral to show that the same are subject to Lender's security interest;

      (j) All of Owner's accounts or contract rights; chattel paper; documents; general intangibles; instruments; and federal, state, county, and municipal government and other permits and licenses; trusts, liens, contracts, leases, and agreements constituting the Collateral are and shall be valid, genuine and legally enforceable obligations and rights belonging to Owner against one or more third parties and not subject to any claim, defense, set-off or counterclaim of any kind;

      (k) Owner shall not amend, modify, replace or substitute any account or contract right; chattel paper; document; general intangible; or instrument constituting the Collateral without the prior written consent of Lender;

      (l) Owner has the right and is duly authorized to enter into and perform its obligations under this Agreement. Owner's execution and performance of these obligations do not and shall not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may now or hereafter be binding on Owner;

      (m) No action or proceeding is pending against Owner which might result in any material or adverse change in its business operations or financial condition or materially affect the Collateral;

      (n) Owner has not violated and shall not violate any applicable federal, state, county or municipal statute, regulation or ordinance (including but not limited to those governing Hazardous Materials) which may materially and adversely affect its business operations or financial condition or the Collateral;

      (o) Owner shall, upon Lender's request, deposit all proceeds of the Collateral into an account or accounts maintained by Owner or Lender at Lender's institution;

      (p) Owner shall, upon receipt, deliver to Lender as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations; and

      (q) This Agreement and the obligations described in this Agreement are executed and incurred for business and not consumer purposes.

      7. FARM PRODUCTS AFFIDAVITS. Owner shall provide Lender with a sworn affidavit describing the names and addresses of each buyer, commission merchant or selling agent who has purchased farm products from Owner during the last three (3) years and the name and address of each buyer, commission merchant or selling agent expected to purchase farm products from Owner during the next eighteen (18) months upon the execution of this Agreement. Annual hereafter, and immediately upon any material change in the information, Owner shall provide Lender with a sworn affidavit describing the names and addresses of each buyer, commission merchant or selling agent who are expected to purchase farm products from Owner thereafter. Without limiting the foregoing, Owner shall provide Lender with a sworn affadavit describing the names and addresses of each buyer, commission merchant or selling agent who has purchased farm products from Owner during the past year or who is expected to purchase farm products from Owner within the next eighteen (18) months at the request of Lender on three (3) days written notice.

      8. SALE OF COLLATERAL. Owner shall not assign, convey, lease, sell or transfer any of the Collateral to any third party without the prior written consent of Lender except for sales of inventory of farm products to buyers in the ordinary course of business. Notwithstanding the foregoing, Owner shall not sell or otherwise dispose of any farm products and inventory constituting a portion of the Collateral in the ordinary course of business without:

      (a) Providing Lender with a detailed written description of the farm products to be sold or otherwise disposed of, the consideration for the sale or disposition, the date of the sale or disposition, and the name and address of the buyer, commission merchant, or selling agent at least seven (7) days prior to the sale or disposition date;

      (b) Providing Lender with any other information and documents needed to maintain its security interest in the farm products and its right to receive the proceeds thereof under the Food Security Act of 1985, National Wool Act of 1954, or other applicable law; and

      (c) Preserving and assigning to Lender all of its trust and lien rights under the Packers and Stockyard Act, Perishable Agricultural Commodities Act and other applicable law.

      9. NOTICES AND FILINGS. Owner authorizes Lender to provide oral or written notice of its security interest in the farm products constituting a portion of the Collateral to any potential buyer, commission merchant or selling agent of the farm products or to any other person where Lender, in its sole discretion, deems such notice to be reasonably necessary to protect its security interest and to execute and record written notices of its security interest in the Collateral in the recording system established by any state pursuant to the Food Security Act of 1985 and in the recording system established by any state pursuant to the Uniform Commercial Code.

      10. FINANCING STATEMENTS AND OTHER DOCUMENTS. Owner shall at any time and from time to time take all actions and execute all documents required by Lender to attach, perfect and maintain its security interest in the Collateral and establish and maintain its right to receive the payment of the proceeds of the Collateral including, but not limited to, executing any financing statements, fixture filings, continuation statements, notices of security interest and other documents required by the Uniform Commercial Code and other applicable law. Owner shall pay the costs of filing such documents in all offices wherever filing or recording is deemed by Lender to be necessary or desirable. Lender shall be entitled to perfect its security interest in the Collateral by filing carbon, photographic or other reproductions of the aforementioned documents with any authority required by the Uniform Commercial Code or other applicable law. Owner authorizes Lender to execute and file any financing statements, as well as extensions, renewals, and amendments of financing statements in such form as Lender may require to perfect and maintain perfection of any security interest granted in this Agreement.

      11. INQUIRIES AND NOTIFICATION TO THIRD PARTIES. Owner hereby authorizes Lender to contact any third party and make any inquiry pertaining to Owner's financial condition or the Collateral. In addition, Lender is authorized to provide oral or written notice of its security interest in the Collateral to any third party and, following a default hereunder, to make payment to Lender.

      12. COLLECTION OF INDEBTEDNESS FROM THIRD PARTIES. Lender shall be entitled to notify, and upon the request of Lender, Owner shall notify any account debtor or other third party (including, but not limited to, insurance companies) to pay any indebtedness or obligation owing to Owner and constituting the Collateral (cumulatively "indebtedness") to Lender whether or not a default exits under this Agreement. Owner shall diligently collect the indebtedness owing to Owner from its account debtors and other third parties until the giving of such notification. In the event that Owner possesses or receives possession of the instruments and other remittances with respect to the indebtedness following the giving of such notification or if the instruments or other remittances constitute the prepayment of any indebtedness or the payment of any insurance proceeds, Owner shall hold such instruments and other remittances in trust for Lender apart from its property, endorse the instruments and other remittances to Lender, and immediately provide Lender with possession of the instruments and other remittances. Lender shall be entitled, but not required, to collect (by legal proceedings or otherwise), extend the time for payment, compromise, exchange or release any obligor or collateral upon, or otherwise settle any of the indebtedness whether or not an event of default exists under this Agreement. Lender shall not be liable to Owner for action, error, mistake, omission or delay pertaining to the actions described in this paragraph or any damages resulting therefrom.

      13. POWER OF ATTORNEY. Owner hereby appoints Lender as its attorney-in-fact to endorse Owner's name on all instruments and other remittances payable to Owner with respect to the indebtedness or other documents pertaining to Lender's actions in connection with the indebtedness. In addition Lender shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by Owner under this Agreement. Lender's performance of such action or execution of such documents shall not relieve Owner from any obligation or cure any default under this Agreement. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable.

      14. USE AND MAINTENANCE OF COLLATERAL. Owner shall use the Collateral solely in the ordinary course of its business, for the usual purposes intended by the manufacturer (if applicable), with due care, and in compliance with the laws, ordinances, regulations, requirements and rules of all federal, state, county and municipal authorities including environmental laws and regulations and insurance policies. Owner shall not make any alterations, additions or improvements to the Collateral without the prior written consent of Lender. Owner shall ensure that Collateral which is not now a fixture does not become a fixture. Without limiting the foregoing, all alterations, additions and improvements made to the Collateral shall be subject to the security interest belonging to Lender, shall not be removed without the prior written consent of Lender, and shall be made at Owners sole expense. Owner shall take all actions and make any repairs or replacements needed to maintain the Collateral in good condition and working order.

      15. LOSS OR DAMAGE. Owner shall bear the entire risk of any loss, theft, destruction or damage (cumulatively "Loss or Damage") to all or any part of the Collateral. In the event of any Loss or Damage, Owner will either restore the Collateral to its previous condition, replace the Collateral with similar property acceptable to Lender in its sole discretion, or pay or cause to be paid to Lender the decrease in the fair market value of the affected Collateral.

      16. INSURANCE. The Collateral will be kept insured for its full value against all hazards including loss or damage caused by fire, collision, theft or other casualty. If the Collateral consists of a motor vehicle, Owner will obtain comprehensive and collision coverage in amounts at least equal to the actual cash value of the vehicles with deductibles not to exceed $ n/a insurance coverage obtained by Owner shall be from a licensed insurer subject to Lender's approval. Owner shall assign to Lender all rights to receive proceeds of insurance not exceeding the amount owed under the Obligations described above, and direct the insurer to pay all proceeds directly to Lender. The insurance policies shall require the insurance company to provide Lender with at least 30 days written notice before such policies are altered or cancelled in any manner. The insurance policies shall name Lender as a loss payee and provide that no action or omission of Owner or any other person shall affect the right of Lender to be paid the insurance proceeds pertaining to the loss or damage of the Collateral. In the event Owner fails to acquire or maintain insurance, Lender (after providing notice as may be required bylaw) may in its discretion procure appropriate insurance coverage upon the Collateral and charge the insurance cost as an advance of principal under the promissory note. Owner shall furnish Lender with evidence of insurance indicating the required coverage. Lender may act as attorney-in-fact for Owner in making and settling claims under insurance policies, canceling any policy or endorsing Owner's name on any draft or negotiable instrument drawn by any insurer.

      17. INDEMNIFICATION. Lender shall not assume or be responsible for the performance of any of Owner's Obligations with respect to the Collateral under any circumstances. Owner shall immediately provide Lender with written notice of and indemnify and hold Lender and its shareholders, directors, officers, employees and agents harmless from all claims, damages, liabilities (including attorney's fees and legal expenses to the extent permitted by applicable law), causes of action; actions, suits and other legal proceedings (cumulatively "Claims") pertaining to its business operations or the Collateral including, but not limited to, those arising from Lender's performance of Owner's Obligations with respect to the Collateral. Owner, upon the request of Lender, shall hire legal counsel to defend Lender from such Claims, and pay the attorneys' fees, legal expenses and other costs to the extent permitted by applicable law, incurred in connection therewith. In the alternative, Lender shall be entitled to employ its own legal counsel to defend such Claims at Owner's cost.

      18. TAXES AND ASSESSMENTS. Owner shall execute and file all tax returns and pay all taxes, licenses, fees and assessments relating to its business operations and the Collateral (including, but not limited to, income taxes, personal property taxes, withholding taxes, sales taxes, use taxes, excise taxes and workers' compensation premiums) in a timely manner.

      19. INSPECTION OF COLLATERAL AND BOOKS AND RECORDS. Owner shall allow Lender or its agents to examine, inspect and make abstracts and copies of the Collateral and Owner's books and records pertaining to Owner's business operations and financial condition or the Collateral during normal business hours. Owner shall provide any assistance required by Lender for these purposes. All of the signatures and information pertaining to the Collateral or contained in the books and records shall be genuine, true, accurate and complete in all respects. Owner shall note the existence of Lender's security interest in its books and records pertaining to the Collateral.

      20. DEFAULT. Owner shall be in default under this Agreement in the event that Owner:

      (a) fails to make any payment under this Agreement any continuing guarantee secured by this Agreement, or any other indebtedness to Lender when due;

      (b) seeks to revoke, terminate or otherwise limit its liability under any continuing guarantee;

      (c) fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Agreement or any other present or future written agreement regarding this or any other indebtedness to Lender;

      (d) provides or causes any false or misleading signature or representation to be provided to Lender;

      (e) allows the Collateral to be destroyed, lost or stolen, damaged in any material respect, or subjected to seizure or confiscation;

      (f) permits the entry or service of any garnishment, judgment, tax levy, attachment or lien against Owner, any guarantor, or any of their property;

      (g) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding;

      (h) allows the Collateral to be used by anyone to transport or store goods, the possession, transportation or use of which is illegal; or

      (i) causes Lender in good faith to deem itself insecure due to a significant decline in the value of any of the Collateral.

      21. RIGHTS OF LENDER ON DEFAULT. If there is a default under this Agreement, Lender shall be entitled to exercise one or more of the following remedies without notice or demand (excepts as required by law):

      (a)   to declare the Obligations immediately due and payable in full;

      (b) to collect the outstanding Obligations with or without resorting to judicial process;

      (c) to change Owner's mailing address, open Owner's mail, and retain any instruments or other remittances constituting the Collateral contained therein;

      (d)   to take possession of any Collateral in any manner permitted by law;

      (e) to apply for and obtain, without notice and upon ex parte application, the appointment of a receiver for the Collateral without regard to Owner's financial condition or solvency, the adequacy of the Collateral to secure the payment or performance of the obligations, or the existence of any waste to the Collateral;

      (f) to require Owner to deliver and make available to Lender any Collateral at a place reasonably convenient to Owner and Lender;

      (g) to sell, lease or otherwise dispose of any Collateral and collect any deficiency balance with or without resorting to legal process;

      (h) to set-off Owner's obligations against any amounts due to Owner including, but not limited to, monies, instruments, and deposit accounts maintained with Lender, and

      (i) to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. If notice to Owner of intended disposition of Collateral is required by law, Lender will provide reasonable notification of the time and place of any sale or intended disposition as required under the Uniform Commercial Code. In the event that Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy in an action against Owner, Owner waives the posting of any bond which might otherwise be required. Upon default, Owner shall segregate all proceeds of Collateral and hold such proceeds in trust for Lender. Lender's remedies under this paragraph are in addition to those at common law, such as setoff.

      22. APPLICATION OR PAYMENTS. Whether or not a default has occurred under this Agreement, all payments made by or on behalf of Owner and all credits due to Owner from the disposition of the Collateral or otherwise may be applied against the amounts paid by Lender (including attorney's fees and legal expenses) in connection with the exercise of its rights or remedies described in this Agreement and any interest thereon and then to the payment of the remaining Obligations in whatever order Lender chooses.

      23. REIMBURSEMENT OF AMOUNTS EXPENDED BY LENDER. Owner shall reimburse Lender for all amounts (including attorneys' fees and legal expenses) expended by Lender in the performance of any action required to be taken by Owner or the exercise of any right or remedy belonging to Lender under this Agreement, together with interest thereon at the lower of the highest rate described in any promissory note or credit agreement executed by Borrower or Owner or the highest rate allowed by law from the date of payment until the date of reimbursement. These sums shall be included in the definition of Obligations, shall be secured by the Collateral identified in this Agreement and shall be payable upon demand.

      24. ASSIGNMENT. Owner shall not be entitled to assign any of its rights, remedies or obligations described in this Agreement without the prior written consent of Lender. Consent may be withheld by Lender in its sole discretion. Lender shall be entitled to assign some or all of its rights and remedies described in this Agreement without notice to or the prior consent of Owner in any manner.

      25. MODIFICATION AND WAIVER. The modification or waiver of any of Owner's Obligations or Lender's rights under this Agreement must be contained in a writing signed by Lender. Lender may perform any of Owner's Obligations or delay or fail to exercise any of its rights without causing a waiver of those Obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Owner's Obligations under this Agreement shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Owner or third party or any of its rights against any Owner, third party or Collateral.

      26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Owner and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legatees, and devisees.

      27. NOTICES. Any notice or other communication to be provided under this Agreement shall be in writing and sent to the parties at the addresses described in this Agreement or such other address as the parties may designate in writing from time to time.

      28. SEVERABILITY. If any provision of this Agreement violates the law or is unenforceable, the rest of the Agreement shall remain valid.

      29. APPLICABLE LAW. This Agreement shall be governed by the laws of the state identified in Lender's address. Owner consents to the jurisdiction and venue of any court located in the state indicated in Lender's address in the event of any legal proceeding pertaining to the negotiation, execution, performance or enforcement of any term or condition contained in this Agreement or any related document and agrees not to commence or seek to remove such legal proceeding in or to a different court.

      30. COLLECTION COSTS. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Agreement, Owner agrees to pay Lender's reasonable attorneys' fees and collection costs.

      31. MISCELLANEOUS. This Agreement is executed for commercial/agricultural purposes. Owner shall supply information regarding Owner's business operations and financial condition or the Collateral in the form and manner as requested by Lender from time to time. All information furnished by Owner to Lender shall be true, accurate and complete in all respects. Owner and Lender agree that time is of the essence. Owner waives presentment, demand for payment, notice of dishonor and protest except as required by law. All references to Owner in this Agreement shall include all parties signing below except Lender. This Agreement shall be binding upon the heirs, successors and assigns of Owners and Lender. If there is more than one Owner, their obligations shall be joint and several. This Agreement shall remain in full force and effect until Lender provides Owner with written notice of termination. This Agreement and any related documents represent the complex and integrated understanding between Owner and Lender pertaining to the terms and conditions of those documents.

      32. WAIVER OF PERSONAL SERVICE OF ANY PROCESS. Service may be made by certified or registered mail at the address set forth herein. Owner shall appear or answer within thirty (30) days of receipt of service. If Owner fails to appear, Owner shall be deemed in default and judgment may be entered.

      33. WAIVER OF JURY TRIAL. LENDER AND OWNER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE CONTINUING GUARANTY(S), THIS AGREEMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN(S) TO BORROWER.

      34. ADDITIONAL TERMS.

Owner acknowledges that Owner has read, understands, and agrees to the terms and conditions of this Agreement.

Dated:

                                         LENDER: Chemung Canal Trust Company

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                                         Corey
                                         EVP

OWNER: Stuart Komer                      OWNER:


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Stuart Komer


OWNER:                                   OWNER:


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                                   SCHEDULE A


CCTC Trust Department Investment Management Acct. #51-0341-00 to the extent of $1,000,000.


                                   SCHEDULE B

Record Owner Name:


                                   SCHEDULE C



                                   SCHEDULE D